Exhibit 99.(h)(1)(iv)

FORM OF TWELFTH AMENDMENT AGREEMENT

Amending the terms of a Fund Administration and Accounting Agreement

This Twelfth Amendment Agreement, made as of February 22, 2023 (“Effective Date”), is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and the Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BNY entered into a fund administration and accounting agreement on September 29, 2000, as amended (the “Administration Agreement”). Pursuant to the Administration Agreement, nineteen series of the Trust appointed BNY as fund administrator and accountant.

In accordance with Section 10 of the Administration Agreement, the parties now wish to amend the Administration Agreement to remove three series of the Trust to which BNY was the fund administrator and accountant.

By executing this Twelfth Amendment Agreement, the parties agree to be bound by the terms of the Administration Agreement as herein amended, as if the new series of the Trust was a party to the Administration Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Administration Agreement as follows:

1.	Amendment to Exhibit

Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

2.	Signatures; Counterparts. The parties expressly agree that this Twelfth Amendment Agreement may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Twelfth Amendment Agreement, by a manual signature on a copy of Twelfth Amendment Agreement transmitted by facsimile transmission, by a manual signature on a copy of Twelfth Amendment Agreement transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Twelfth Amendment Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Twelfth Amendment Agreement or of executed signature pages to counterparts of this Twelfth Amendment Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Twelfth Amendment Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Twelfth Amendment Agreement.

IN WITNESS WHEREOF each of the parties hereto has caused this Twelfth Amendment Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Twelfth Amendment Agreement by Electronic Signature, affirms authorization to execute this Twelfth Amendment Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Twelfth Amendment Agreement and an agreement with its terms.

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of Baillie Gifford China A Shares Growth Fund, Baillie Gifford China Equities Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Emerging Markets ex China Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford Global Stewardship Equities Fund, Baillie Gifford Health Innovation Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Long Term Global Growth Fund, Baillie Gifford Multi Asset Fund, Baillie Gifford U.S. Discovery Fund and Baillie Gifford U.S. Equity Growth Fund

/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds

THE BANK OF NEW YORK MELLON	/s/ Mark Moor
Name: Mark Moor
Authority: EMEA Head of Investment Manager Segment

Exhibit A

1.	Baillie Gifford China A Shares Growth Fund
2.	Baillie Gifford China Equities Fund
3.	Baillie Gifford Developed EAFE All Cap Fund
4.	Baillie Gifford EAFE Plus All Cap Fund
5.	Baillie Gifford Emerging Markets Equities Fund
6.	Baillie Gifford Emerging Markets ex China Fund
7.	Baillie Gifford Global Alpha Equities Fund
8.	Baillie Gifford Global Stewardship Equities Fund
9.	Baillie Gifford Health Innovation Equities Fund
10.	Baillie Gifford International All Cap Fund
11.	Baillie Gifford International Alpha Fund
12.	Baillie Gifford International Concentrated Growth Equities Fund
13.	Baillie Gifford International Growth Fund
14.	Baillie Gifford International Smaller Companies Fund
15.	Baillie Gifford Long Term Global Growth Fund
16.	Baillie Gifford Multi Asset Fund
17.	Baillie Gifford U.S. Discovery Fund
18.	Baillie Gifford U.S. Equity Growth Fund